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                                                                       EXHIBIT 5

                                  Form Opinion

                                               , 2002
                        ----------------------



The Banc Corporation
17 North 20th Street
Birmingham, AL  35203


                           RE:  REGISTRATION STATEMENT ON FORM S-1-
                                      THE BANC CORPORATION
                                     OUR FILE NO. 05135-027


Gentlemen:

         We have served as counsel for The Banc Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Corporation's Registration Statement on Form S-1, (Commission File No. 333-____) (the "Registration Statement"), of up to 3,450,000 shares of common stock, par value $.001 per share, of the Corporation (the "Shares"). This opinion is furnished to you pursuant to the requirements of Form S-1.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Corporation and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized.

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Underwriting Agreement, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.


                                             Very truly yours,



                                             HASKELL SLAUGHTER YOUNG
                                             & REDIKER, L.L.C.


                                             By
                                               --------------------------------
                                                     Robert E. Lee Garner